Exhibit 99.2

Express Lane, Inc.

Financial Statements

 As of September 30, 2012 and December 31, 2011 and for the Nine Months Ended September 30, 2012 and 2011

Express Lane, Inc.

Table of Contents

As of September 30, 2012 and December 31, 2011 and for the Nine Months Ended September 31, 2012 and 2011

Financial Statements (unaudited)

Balance Sheets as of September 30, 2012 and December 31, 2011	2

Statements of Comprehensive Income and Retained Earnings for the Nine Months Ended September 30, 2012 and 2011	4

Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011	5

Notes to Financial Statements	6

Express Lane, Inc.

Balance Sheets

(unaudited)

	September 30,	December 31,
	2012	2011

Assets

Current assets
Cash and cash equivalents	$1,448,600	$2,285,169
Receivables, net	2,272,414	1,467,855
Inventories	5,801,617	5,216,009
Prepaid insurance	347,637	131,173
Property held for sale	492,407	377,771

Total current assets	10,362,675	9,477,977

Property and equipment
Land	4,211,070	3,224,852
Buildings	6,354,131	5,255,707
Leasehold improvements	4,230,786	4,145,168
Equipment	29,459,353	28,279,197
Construction in progress	33,872	655,561
	44,289,212	41,560,485
Less accumulated depreciation	(14,335,349)	(12,717,495)

Property and equipment, net	29,953,863	28,842,990

Other assets
Receivables, net	—	140,048
Deposits	25,324	25,324
Lease acquisition costs, net	906,278	966,771
Loan costs, net	16,226	38,645
Franchise fees, net	62,339	60,854
Goodwill	756,390	756,390

Total other assets	1,766,557	1,988,032

Total assets	$42,083,095	$40,308,999

(Continued)

See accompanying notes to financial statements

2

Express Lane, Inc.

Balance Sheets (Continued)

(unaudited)

	September 30,	December 31,
	2012	2011

Liabilities and stockholders’ equity

Current liabilities
Line of credit	$304,588	$—
Current maturities of notes payable	976,185	1,278,099
Accounts payable	8,557,134	7,041,914
Other accrued expenses	640,929	222,684
Agency obligations	479,618	676,154

Total current liabilities	10,958,454	9,218,851

Other liabilities
Notes payable, less current maturities	4,828,842	6,093,641
Accrued rent expense	977,552	629,796

Total other liabilities	5,806,394	6,723,437

Total liabilities	16,764,848	15,942,288

Stockholders’ equity
Common stock
$10 par value, voting, 100 shares authorized, 62 shares issued and outstanding	620	620
$10 par value, nonvoting, 9,900 shares authorized, 4,900 shares issued and outstanding	49,000	49,000
Additional paid-in capital	272,910	272,910
Retained earnings	24,995,717	24,044,181

Total stockholders’ equity	25,318,247	24,366,711

Total liabilities and stockholders’ equity	$42,083,095	$40,308,999

See accompanying notes to financial statements

3

Express Lane, Inc.

Statements of Comprehensive Income and Retained Earnings

(unaudited)

Nine months ended September 30,	2012	2011

Revenues
Gasoline	$132,184,997	$126,606,543
Merchandise	41,972,083	40,287,708
Fast food	5,474,251	4,997,771
Other	2,891,420	2,165,378

Total revenues	182,522,751	174,057,400

Cost of sales
Gasoline	126,629,494	119,294,992
Merchandise	30,392,320	28,734,396
Fast food	2,364,372	2,107,212

Total cost of sales	159,386,186	150,136,600

Gross profit	23,136,565	23,920,800

Expenses
Operating	16,460,880	15,198,278
Administrative	2,487,214	2,700,077
Depreciation and amortization	1,637,293	1,521,392
Interest	314,621	230,434
Environmental	41,748	173,553
(Gain)Loss on disposal of assets	(2,469)	47,447

Total expenses	20,939,287	19,871,181

Net and comprehensive income	2,197,278	4,049,619

Retained earnings, beginning of period	24,044,181	21,033,623

Stockholder distributions	(1,245,742)	(1,039,998)

Retained earnings, end of period	$24,995,717	$24,043,244

See accompanying notes to financial statements

4

Express Lane, Inc.

Statements of Cash Flows

(unaudited)

Nine Months ended September 30,	2012	2011

Operating activities
Net income	$2,197,278	$4,049,619
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,637,293	1,521,392
(Gain) Loss on disposal of assets	(2,469)	47,447
Changes in operating assets and liabilities
Receivables	(664,511)	(104,516)
Inventories	(585,608)	(526,879)
Prepaid insurance and other assets	(195,530)	8,891
Accounts payable	1,515,220	1,688,008
Other accrued expenses	418,245	418,837
Agency obligations	(196,536)	(201,640)
Accrued rent expense	347,756	5,026

Net cash provided by operating activities	4,471,138	6,906,185

Investing activities
Purchase of property and equipment	(2,801,440)	(4,244,237)
Proceeds from disposal of property and equipment	1,600	707,100
Other investing activities	—	(4,279)

Net cash (used by) investing activities	(2,799,840)	(3,541,416)

Financing activities
Line of credit	304,588	—
Principal payments on notes payable	(1,566,713)	(1,098,244)
Proceeds from notes payable	—	1,408,613
Distributions paid	(1,245,742)	(1,039,998)

Net cash (used by) financing activities	(2,507,867)	(729,629)

Net change in cash and cash equivalents	(836,569)	2,635,140

Cash and cash equivalents, beginning of period	2,285,169	1,349,155

Cash and cash equivalents, end of period	$1,448,600	$3,984,295

See accompanying notes to financial statements

5

Express Lane, Inc.

Notes to Financial Statements

(unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Express Lane, Inc. (the “Company”) was formed in 1984 under the laws of the State of Florida.  As of September 30, 2012, the Company operates fifty-one (51) convenience stores located throughout Northwest Florida and Southern Georgia.  The stores sell gasoline, fast foods, and grocery items.  Substantially all of its revenue is derived from cash sales.

The condensed consolidated financial statements as of September 30, 2012 and for the nine-month period ended September 30, 2012 and 2011 are unaudited, and in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods. The consolidated balance sheet as of December 31, 2011 was derived from the Company’s annual audited financial statements for fiscal year 2011. Accordingly, they do not include all of the information and footnotes required by U.S. Generally Accepted Accounting Principles (“U.S GAAP”) for complete financial statements and should be read in conjunction with the financial statements and notes in the Company’s annual audited statements for fiscal year 2011. The results reported in these financial statements should not necessarily be taken as indicative of results that may be expected for the entire fiscal year.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s assets and liabilities are reported at fair value in the financial statements. The methods used to measure fair value may produce an amount that may not be indicative of net realizable value or reflective of future fair values. Although the Company believes its valuation methods are appropriate and consistent with other market indicators, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different fair value measurement at the reporting date.

The fair value measurement accounting literature establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy consists of three broad levels:

•                  Level 1: Observable inputs such as quoted prices in active markets;

•                  Level 2: Inputs, other than quoted prices in active markets that are observable either  directly or indirectly; and;

•                  Level 3: Unobservable inputs for which there is little or no market data, which requires the Company to develop assumptions.

NOTE 2 — INVENTORIES

Inventories consisted of the following September 30, 2012 and December 31, 2011:

	2012	2011

Merchandise	$3,378,187	$3,322,510
Fast food	88,866	95,652
Gasoline	2,334,564	1,797,847

Total inventories	$5,801,617	$5,216,009

NOTE 3 — ACQUIRED INTANGIBLE ASSETS

Acquired intangible assets consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011

Lease acquisition costs	$1,949,000	$1,949,000
Accumulated amortization	(1,042,722)	(982,229)

Lease acquisition costs, net	$906,278	$966,771

Amortization expense for lease acquisition costs for the nine months ended September 30, 2012 was $60,493.

	2012	2011

Goodwill	$756,390	$756,390
Accumulated impairment	—	—

Goodwill	$756,390	$756,390

The Company did not impair goodwill as a result of its annual impairment tests in the nine months ended September 30, 2012. Additionally, the Company did not become aware of any changes in circumstances or events that would cause management to believe that goodwill impairment was going to occur in the future.  However, there can be no assurances that goodwill will not be impaired at any time in the future.

The combined aggregate estimate amortization expense of intangible assets during each of the five years subsequent to December 31, 2011, is as follows:

For the years ended December 31,
2012	$101,615
2013	101,112
2014	95,611
2015	91,929
2016	86,500
Thereafter	589,503

Total	$1,066,270

NOTE 4— LINES OF CREDIT AND NOTES PAYABLE

The Company has a $750,000 revolving line of credit of which $304,588 was outstanding at September 30, 2012. The line of credit expires in September 2013 and is expected to be extended at its maturity date. The line of credit carries a variable interest rate equal to the lender’s commercial base rate plus .6%, but not less than 4.75%. Interest is due and payable monthly. The line of credit is collateralized by receivables, inventory, equipment, and real estate at eight stores.

The Company also had a $200,000 revolving line of credit of which $0 was outstanding at December 31, 2011. The line of credit expired in April 2012. The line of credit carried a variable interest rate equal to the Wall Street prime rate plus .5%. Interest was due and payable monthly. The line of credit was unsecured.

The Company also had a $1,000,000 revolving line of credit of which $0 was outstanding at December 31, 2011. The line of credit was replaced in September 2012. The line of credit carried a variable interest rate equal to the lender’s commercial base rate plus 1%, but not less than 4.75%. Interest was due and payable monthly. The line of credit was collateralized by receivables, inventory, equipment, and real estate at eight stores.

The Company also had a $500,000 revolving line of credit of which $0 was outstanding at December 31, 2012. The line of credit expired in October 2012. The line of credit carried a variable interest rate equal to the lender’s commercial base rate, but not less than 4%. Interest was due and payable monthly. The line of credit was unsecured.

Notes payable are summarized as follows at September 30, 2012 and December 31, 2011:

	2012	2011

Note to finance company, interest at 9.90%, collateralized by real estate, improvements, and equipment, monthly payments of $19,746, matures February 2016.	$—	$519,215

Note to bank, interest at bank’s prime rate, collateralized by receivables, inventory, leasehold improvements, and equipment, monthly principal payments of $10,417 plus interest, matures February 2014.	177,083	270,833

Note to bank, interest at bank’s prime rate, collateralized by receivables, inventory, leasehold improvements, and equipment, monthly principal payments of $6,679 plus interest, matures February 2014.	113,535	173,642

Note to bank, interest at 30 day LIBOR plus 2.25%, collateralized by receivables, inventory, leasehold improvements, and equipment, monthly principal payments of $14,000 plus interest, matures August 2012.	$—	$88,627

Note to bank, interest at 1.00% below the bank’s prime rate, collateralized by all business assets of store #95, monthly payments of $10,475, matures May 2016.	410,169	496,577

Note to bank, interest at .35% above the bank’s prime rate, collateralized by all personal property of six stores, monthly principal payments of $15,365 plus interest, matures February 2016.	629,967	768,252

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by real estate of store #97, monthly principal payments of $2,060 plus interest, matures May 2014.	818,600	837,140

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment of store #97, monthly principal payments of $8,850 plus interest, matures May 2016.	388,499	468,149

Note to bank, interest at the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment at the corporate office, monthly principal payments of $3,485 plus interest, matures February 2014.	—	90,617

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by real estate of store #96, monthly principal payments of $2,650 plus interest, matures July 2014.	1,059,550	1,083,400

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment of store #96, monthly principal payments of $8,850 plus interest, matures July 2016.	406,200	485,850

Note to bank, interest at the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment store #94, monthly principal payments of $4,596 plus interest, matures April 2014.	—	128,683

Note to bank, interest at 30 day LIBOR plus 4.25% but not less than 4.75%, collateralized by fixtures, machinery, equipment, furniture, furnishings, personal property, and real property of store #37, monthly principal payments of $5,799 plus interest, matures November 2021.	979,995	1,032,184

Note to bank, interest at 30 day LIBOR plus 4.25% but not less than 4.75%, collateralized by fixtures, machinery, equipment, furniture, furnishings, personal property, and real property of store #37, monthly principal payments of $11,905 plus interest, matures July 2018.	821,429	928,571

Total	5,805,027	7,371,740
Amount due in one year	976,185	1,278,099

Amount due in future years	$4,828,842	$6,093,641

NOTE 5 — RELATED PARTIES

The Company leases five stores from entities owned by the family members who are directors of the Company under non-cancellable operating leases. These leases are included in the amounts described under operating leases at Note 6. These leases are for a term of fifteen years, with two renewal options of five years each. Future minimum lease payments due under these leases consist of the following at December 31, 2011:

For the years ending December 31,	Amount

2012	$240,600
2013	152,600
2014	151,500
2015	151,800
2016	47,400
Thereafter	96,600

Total	$840,500

Rent expense under these leases for the nine months ended September 30, 2012 and 2011, was $204,250 and $180,450, respectively.

NOTE 6 — COMMON CONTROL

The Company’s owners also control other companies whose operations are interrelated with those of the Company.  The existence of this control could result in operating results or financial position of the Company significantly different from those that would have been obtained if the companies were autonomous.  Material transactions with these other companies have been disclosed in Note 5.

NOTE 7 — SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash was paid during the year indicated for:

Nine Months ended September 30,	2012	2011

Interest	$315,315	$235,479

NOTE 8 - SUBSEQUENT EVENTS

During the fourth quarter of 2012, the Company sold 6 of its convenience stores along with the related equipment, with a net book value of approximately $2.5 million, for approximately $2.5 million.

On December 21, 2012, Lehigh Gas Partners LP announced today it had completed the acquisition of the Company. The aggregate purchase price for the Company was $43 million, subject to certain post closings adjustments.

In preparation of its consolidated financial statements, the Company completed an evaluation of the impact of any other subsequent events through the date these financial statements were able to be issued. No other subsequent event requiring disclosure in or adjustment to these financial statements was noted, other than those disclosed above.